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                                                                     EXHIBIT 8.3

                          [LETTERHEAD OF FRIED FRANK]

June 26, 1998

Bowater Incorporated
55 East Camperdown Way
Post Office Box 1028
Greenville, South Carolina 29602

Ladies and Gentlemen:

     We acted as special United States tax counsel for Avenor Inc., a corporation existing under the laws of Canada ("Avenor"), in connection with the arrangement contemplated by the Amended and Restated Arrangement Agreement, dated as of March 9, 1998, between Avenor and Bowater Incorporated, a corporation existing under the laws of the state of Delaware ("Bowater"), as described in the Registration Statement of Bowater on Form S-3 filed with the Securities and Exchange Commission on June 26, 1998 (the "Registration Statement").

     We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements contained in the section of the Registration Statement captioned "Income Tax Considerations -- United States Federal Income Tax Considerations" which refer to Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), to the extent that each such statement constitutes a statement of United States federal income tax law or a legal conclusion with respect thereto, is our opinion, as of the date hereof, with respect to the matters set forth therein. No opinion is expressed on matters other than those specifically referred to herein.

     We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of facts that might change the opinions expressed herein after the date hereof.

     The opinion expressed herein is solely for your benefit and the benefit of holders of exchangeable shares of Bowater Canada Inc., an indirectly owned subsidiary of Bowater, and may not be relied upon in any manner or for any purpose by any other person.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "Income Tax Considerations -- United States Federal Tax Income Considerations" and "Legal Opinions". In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                    By:         /s/ ROBERT CASSANOS
                                       -----------------------------------------
                                                    Robert Cassanos